UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nomura America Finance, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3518229
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Worldwide Plaza, 309 West 49th Street New York, New York (Address of Principal Executive Office)	10019-7316 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Notes due November 17, 2030	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:	Nos. 333-273353, 333-273353-01
Securities to be registered pursuant to Section 12(g) of the Act:	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a pricing supplement dated October 21, 2025 (the “Pricing Supplement”) to a prospectus dated July 20, 2023 (the “Prospectus”), relating to the Securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-3ASR (File Nos. 333-273353, 333-273353-01), which was filed and became effective on July 20, 2023. The Registrant incorporates by reference the Prospectus and the Pricing Supplement to the extent set forth below.

Reference is made to the information set forth under the heading “Description of Senior Debt Securities and Guarantee” in the Prospectus, the information set forth on the cover pages, “The Secured Overnight Financing Rate” and in “U.S. Federal Income Tax Considerations” in the Pricing Supplement, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

4.1

Indenture, among Nomura America Finance, LLC, Nomura Holdings, Inc. and Deutsche Bank Trust Company Americas, as Trustee, dated as of September 30, 2010(incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3, filed on July 20, 2023).

4.2	First Supplemental Indenture, among Nomura America Finance, LLC, Nomura Holdings, Inc. and Deutsche Bank Trust Company Americas, as Trustee, dated as of February 24, 2014 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-3, filed on July 20, 2023).

4.3	Form of Global Master Note (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NOMURA AMERICA FINANCE, LLC

Date: October 23, 2025	By:	/s/ Jason Brus
Name: Jason Brus
Title: Chief Operating Officer